                                                                    Exhibit 21

                                SUBSIDIARIES OF
                    POTASH CORPORATION OF SASKATCHEWAN INC.


                                                Jurisdiction of Incorporation
Name of Entity                                          or Formation
--------------                                  -----------------------------

Potash Corporation of
 Saskatchewan Transport Limited                 Saskatchewan

Canpotex Bulk Terminals Limited                 Canada

PCS Sales (Canada) Inc.                         Saskatchewan

Potash Corporation of Saskatchewan              Florida
(Florida) Inc.

PCS Sales (Iowa) Inc.                           Iowa

PCS Joint Venture, LP                           Florida

PCS Sales (Indiana), Inc.                       Indiana

609430 Saskatchewan Limited                     Saskatchewan



                                                Jurisdiction of Incorporation
Name of Entity                                          or Formation
--------------                                  -----------------------------

Potash Holding Company Inc.                     Delaware

PCS Sales (USA) Inc.                            Delaware

PCS Finance LLC                                 Delaware

Phosphate Holding Company, Inc.                 Delaware

White Springs Agricultural Chemicals Inc.       Delaware

White Springs Phosphate, Inc. (Delaware)        Delaware

White Springs OT, LLC                           Delaware

White Springs ET, LLC                           Delaware

PCS Phosphate Company, Inc.                     Delaware

Cardinal Creek Corporation                      Colorado

Moab Salt Inc.                                  Delaware

Texagulf Aircraft Inc.                          Delaware

Lone Star Salt Water Company                    Texas

Mideast Dist. Inc.                              Delaware

Tg Corporation                                  Delaware



                                                    Jurisdiction of Incorporation
Name of Entity                                              or Formation
--------------                                      -----------------------------

PCS Nitrogen, Inc.                                  Delaware

PCS Nitrogen Payroll Corporation                    Delaware

PCS Nitrogen Amm Term Corp II                       Delaware

PCS Nitrogen Amm Term Corp I                        Texas

AA Sulfuric Corporation                             Louisiana

PCS Nitrogen Trinidad Fertilizer Corporation        Delaware

*PCS Nitrogen Fertilizer Limited                    Trinidad

*PCS Nitrogen Limited                               Trinidad

PCS L.P. Inc.                                       Delaware

PCS Nitrogen Fertilizer, Inc.                       Delaware

PCS Nitrogen Ohio L.P.                              Delaware

PCS Nitrogen Fertilizer, L.P.                       Delaware

PCS Nitrogen LCD Corporation                        Delaware

AC Industries                                       Delaware

PCS Nitrogen Trinidad Corporation                   Delaware

*PCS Nitrogen Cayman Limited                        Cayman

*PCS Nitrogen Trinidad Limited                      Trinidad

*PCS Nitrogen Trinidad Finance Ltd.                 United Kingdom


*Reflects name of entity following completion of name changes currently in process.